UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 25, 2019

ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte
North Carolina
28209
(Address of principal executive offices, including zip code)
(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NPO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On September 25, 2019, the Board of Directors of EnPro Industries, Inc. (the “Company”) approved the sale (the “Transaction”) of business operations conducted at the Rome, Georgia facility (the “Facility”) of the Company’s STEMCO business division. The Transaction includes the sale of the property, plant and equipment of the Facility. At the Facility, STEMCO manufactured new bare steel brake shoes, lined brake shoes and wheel kits and provided contract metal stamping services. The Transaction was completed on September 25, 2019, other than with respect to the sale of the real property, which has been leased to the buyer of the business and is to be purchased by the buyer pending the completion of specified due diligence investigations, satisfactory remediation of matters identified in such investigations and the resolution of certain zoning matters. Upon the disposal of such business operations, STEMCO terminated the employment of 16 employees at the Facility whose employment was not assumed by the buyer.

The Company estimates the total charges related to these actions to be approximately $14.5 million, composed of loss on the sale of business of approximately $11.8 million, estimated contract cancellation costs of $2.5 million, and severance and other expenses of approximately $0.2 million. These expenses, other than the estimated contract cancellation costs, severance and other expenses totaling approximately $2.7 million, are non-cash charges. The $14.5 million estimated total charges will be recognized in the third quarter of 2019. Contract cancellation costs, severance and other expenses will result in future cash outflows and are anticipated to be incurred during the remainder of 2019 and the first half of 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 26, 2019

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President, General Counsel and Secretary

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